UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2024

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2024, we executed an Executive Employment Agreement with our chief executive officer, Paresh Patel. Under this Agreement, Mr. Patel’s base salary remains set at $950,000. The initial term of the Agreement is five years. Mr. Patel will be entitled to any additional compensation provided for by resolution of the Company’s board of directors or applicable committee of the board of directors. In addition, Mr. Patel was awarded 200,000 restricted shares of HCI common stock, as described below.

Item 5.02 Compensatory Arrangements of Certain Officers

In connection with the Executive Employment Agreement discussed above, Mr. Patel was awarded 200,000 restricted shares of HCI common stock. These shares vest equally over four years, on March 15, 2025, 2026, 2027, and 2028, only if the share price of HCI common shares reaches $200 for a period of 30 consecutive trading days.

This summary of the foregoing activities is qualified in its entirety by reference to the Executive Employment Agreement and Restricted Stock Award, which are filed as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit 99.1 Executive Employment Agreement

Exhibit 99.2 Restricted Stock Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI GROUP, INC.

Date: April 23, 2024	By:	/s/ James Mark Harmsworth
	Name:	James Mark Harmsworth
	Title:	Chief Financial Officer